CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Ener1, Inc., on Form S-8 (File No. 333-112581) of our report dated March 9, 2006, except for Notes 3, 4, 5, 7, 12, 13, 17, 18, 19 and 20 which are as of August 4, 2006 for Ener1, Inc.

Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

November 8, 2006